DRYDEN HIGH YIELD FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




March 1, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden High Yield Fund, Inc. (the "Fund")
File No. 811-2896

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended December 31, 2006. This Form N-SAR was filed electronically using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
 Jonathan D. Shain
Assistant Secretary








This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 2007.



	DRYDEN HIGH YIELD FUND, INC.



Witness: /s/ George Chen 					By: /s/ Jonathan D. Shain
   George Chen						Jonathan D. Shain
  								Assistant Secretary